Exhibit 21.1

REGISTRANT’S SUBSIDIARIES

Following is a list of the Registrant’s subsidiaries and the state of incorporation or other jurisdiction.

Name of Subsidiary	State of Incorporation or Other Jurisdiction
Ameris Statutory Trust I	State of Delaware
American Banking Company	State of Georgia
Tri-County Bank	State of Florida
Bank of Thomas County	State of Georgia
Moultrie Holding Company, Inc.	State of Delaware
Moultrie Real Estate Holdings, Inc.	State of Delaware
Quitman Holding Company, Inc.	State of Delaware
Quitman Real Estate Holdings, Inc.	State of Delaware
Thomas Holding Company, Inc.	State of Delaware
Thomas Real Estate Holdings, Inc.	State of Delaware
Citizens Holding Company, Inc.	State of Delaware
Citizens Real Estate Holdings, Inc.	State of Delaware
Cairo Holding Company, Inc.	State of Delaware
Cairo Real Estate Holdings, Inc.	State of Delaware
Southland Real Estate Holdings, Inc.	State of Alabama
Cordele Holding Company, Inc.	State of Delaware
Cordele Real Estate Holdings, Inc.	State of Delaware
First National Holding Company, Inc.	State of Delaware
First National Real Estate Holdings, Inc.	State of Delaware
M&F Holding Company, Inc.	State of Delaware
M&F Real Estate Holdings, Inc.	State of Delaware
Tri-County Holding Company, Inc.	State of Delaware
Tri-County Real Estate Holdings, Inc.	State of Delaware
Citizens Bancshares, Inc.	State of Florida